Exhibit 10


                             MEREDITH CORPORATION
                         ____________________________

                          DEFERRED COMPENSATION PLAN
                         ____________________________



                                   ARTICLE I

                                    Purpose


     The purpose of the Deferred Compensation Plan (the "Plan") of Meredith Corporation (the "Company") is to offer eligible senior officers and other key employees of the Company who are designated by the Committee (defined below), the opportunity to defer the receipt of compensation payments they may otherwise become entitled to, under terms advantageous to such executives, and the Company, for the periods provided in the Plan.



                                  ARTICLE II

                                  Definitions


     For purposes of this Plan, the following terms shall have the following meanings:

     2.1  "Account" shall have the meaning specified in Section 4.1.

     2.2 "Annual Compensation" shall mean the aggregate of the Participant's base salary as in effect on the first day of the calendar year or Short Year, as the case may be, to which an election under this Plan relates and any incentive bonuses or other incentive compensation payable in cash to such Participant during such year.

     2.3  "Beneficiary" shall have the meaning specified in Section 7.5.

     2.4  "Committee" shall have the meaning specified in Section 6.1.

     2.5 "Deferred Amount" shall mean at any time the sum of (i) all of a Participant's Deferred Compensation attributable to a particular calendar year or Short Year plus (ii) all Increments credited as of such date to the Account of such Participant with respect to such year, as provided in Section 4.2.

     2.6 "Deferred Compensation" shall mean that portion of Annual Compensation to which a Participant is entitled, the payment of which the Participant has elected or is required to defer under this Plan.

     2.7  "Designated Deferral Period" shall have the meaning specified in
Section 3.1.

     2.8  "Election Date" shall have the meaning specified in Section 3.2.

     2.9 "Eligible Participant" shall mean any employee of the Company who is a senior officer or other key employee of the Company and who is designated by the Committee as an eligible Participant in this Plan with respect to any calendar year or Short Year.

     2.10  "Increments" shall have the meaning specified in Section 4.2.

     2.11 "Participant" shall mean any employee of the Company who is or will be an Eligible Participant on any date which is an Election Date.

     2.12  "Payout Period" shall have the meaning specified in Section 5.3.

     2.13 "Return on Shareholders' Equity" shall mean the amount determined by dividing the accumulated net after-tax earnings of the Company from continuing operations before extraordinary items for the applicable fiscal year by the ending stockholders' equity of the Company for that year.

     2.14  "Short Year" shall have the meaning specified in Section 3.2.

     2.15  "Specified Amount" shall have the meaning specified in Section 3.1.



                                  ARTICLE III

                               Deferral Election

     3.1  Election.

     (a) Subject to the limitations to be prescribed by the Committee pursuant to Section 3.3, each Participant may elect to have the payment of a Specified Amount of his or her Annual Compensation deferred pursuant to this Plan for the Designated Deferral Period. The "Specified Amount" shall mean the portion of the Participant's Annual Compensation for a particular calendar year or Short Year which the Participant elects to defer hereunder, provided however that such amount shall not be less than $15,000.00 and provided further that such amount shall be specified in increments of $5,000.00.

     (b) The "Designated Deferral Period" shall mean one of the following periods as selected by the Participant with respect to his or her Deferred Compensation for the particular calendar year or Short Year: (i) until a specified date in the future, or (ii) until a date which is sixty (60) days following the Participant's termination of employment with the Company; provided however that the Committee shall have the authority to require deferral beyond the expiration of the Designated Deferral Period to the extent necessary to avoid a limitation on the deductibility by the Company of the Deferred Amount or any portion thereof pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this
Section 3.1, it shall not be considered a termination of employment when a Participant is granted a military or personal leave of absence by the Company or when a Participant is transferred from the Company or a subsidiary of the Company to another subsidiary or to the Company or to any affiliate as defined in Section 414 of the Code.

     (c) In addition, in the case of any Participant who, with respect to a particular calendar year or Short Year during the term of this Plan, is or may in the judgment of the Committee be a "covered employee" under Section 162(m) of the Code for such calendar year or Short Year, and who may have "applicable employee remuneration" (as defined in said Section of the Code) for that year of more than $1 million, the Committee may in its sole discretion treat the Participant as having elected to defer that portion of his or her Annual Compensation for the particular year which is necessary to avoid the application of Section 162(m) of the Code to such year. Any Annual Compensation which is deferred as a result of this Section 3.1(c) shall be deemed to have a Designated Deferral Period which ends on the first date upon which the Deferred Compensation resulting from this Section 3.1(c) can be paid without causing or increasing a limitation on the Company's ability to deduct compensation paid to the Participant pursuant to Section 162(m) of the Code.

     3.2 Deferral Election. An election under Section 3.1 shall be in writing on a form prescribed by the Committee. A separate election shall be made for each calendar year or Short Year and shall be delivered to the Committee on or before the Election Date for such calendar year or Short Year. The "Election Date" for a calendar year for which a deferral election is being made shall be the last day of the immediately preceding calendar year. The "Election Date" in the case of (i) an employee who becomes an Eligible Participant for the first time after the beginning of a calendar year or (ii) in the case of the first year for which this Plan is effective (items (i) and (ii) each being a "Short Year"), the "Election Date" shall be 30 days after such employee receives notice that he or she has become an Eligible Participant for such Short Year and the election shall be applicable only with respect to the Participant's Annual Compensation payable by the Company after the Election Date. Each written election shall set forth the Specified Amount of the Participant's Annual Compensation for the calendar year covered by the election (or the remainder thereof in the case of a Short Year) the Participant desires to have deferred, the Designated Deferral Period, and the Payout Period with respect to the Deferred Amount for such year. An election, once made, shall be irrevocable.

     3.3 Limitations on Deferral Elections. The Committee shall set, from time to time, limitations on the amount of or type of Annual Compensation which may be subject to deferral hereunder, including, but not limited to, establishing annual limitations relating to grades of employees, and/or compensation levels. The applicable limitations for a particular calendar year or Short Year shall be set forth in an attachment to the form of deferral election relating to such year.


                                   ARTICLE IV

                           Treatment of Deferred Amounts

     4.1 Memorandum Account. The Company shall establish a memorandum account (the "Account") for each Participant who has Deferred Compensation under this Plan from time to time during the calendar year or Short Year. The amount of such Deferred Compensation shall be credited to such Participant's Account on the date or dates during the calendar year or Short Year on which the Deferred Compensation would have been payable to the Participant but for the deferral under this Plan.

     4.2 Increments. Each Participant's Deferred Amount shall be deemed to earn "interest" at a rate equal to the lower of (i) the base rate charged by CitiBank N.A. on corporate loans to responsible and substantial borrowers in effect from time to time, which is also referred to as the "prime rate," or
(ii) the Company's Return on Shareholders' Equity for the immediately preceding fiscal year of the Company; provided, however, that in the event the Return on Shareholders' Equity is less than or equal to zero, the Committee shall have the authority to establish, in its sole discretion, an interest rate in place of the Return on Shareholders' Equity for the immediately preceding fiscal year. Any interest deemed to have been earned on the Participant's Deferred Amount shall be an "Increment" for purposes of this Plan. The Company will separately record the Increments relating to the Deferred Compensation attributable to a particular calendar year or Short Year to reflect the fact that a Participant may have elected a different Designated Deferral Period with respect to each year in which he or she participates in the Plan.

     4.3 Assets. No assets shall be segregated or earmarked in respect of any Deferred Amount and no Participant shall have any right to assign, transfer, pledge or hypothecate his or her interest, or any portion thereof, in his or her Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust and shall merely be for the purpose of recording an unsecured contractual obligation. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.

     4.4 Reports. Until the entire Deferred Amount in an Account shall have been paid in full, the Company will furnish to each Participant a report, at least annually, setting forth transactions in such Account and the status of his or her Account.


                                   ARTICLE V

                          Payment of Deferred Amounts

     5.1 Amount of Payment. The amount to be paid to a Participant following the expiration of the Designated Deferral Period with respect to any calendar year or Short Year shall be an amount equal to the Deferred Amount in respect of such year.

     5.2 Form of Payment. All payments of Deferred Amounts under this Plan shall be made in cash.

     5.3 Payment of Deferred Amount. The Deferred Compensation credited to a Participant's Account (increased by the Increments attributable thereto) with respect to a particular calendar year or Short Year shall be payable in a lump sum or a series of annual installments immediately following the end of the Designated Deferral Period; provided however that the Committee shall have the authority to require deferral of amounts otherwise payable in accordance with this Section 5.3 to the extent necessary to avoid a limitation on the deductibility by the Company of the Deferred Amount (or a portion thereof) pursuant to Section 162(m) of the Code. In this regard, each Participant may elect, at the time of his or her Deferral Election, the number of annual installments (which shall not be less than 2 nor more than 10) over which the Deferred Amounts shall be paid (the "Payout Period").

     5.4 Payment Following Death or Permanent Disability. Notwithstanding the Designated Deferral Period or the Payout Period selected by the Participant, if the employment of a Participant is terminated as a result of the Participant's death or permanent disability, the entire Deferred Amount credited to such Participant's Account shall be payable in a lump sum to such Participant (or, in the case of death, to his or her Beneficiary) on a date which is sixty (60) days after the Participant's death or termination of employment due to permanent disability; provided however that the Committee shall have the authority to require deferral of amounts otherwise payable in accordance with this Section 5.4 to the extent necessary to avoid a limitation on the deductibility by the Company of the Deferred Amount (or a portion thereof) pursuant to Section 162(m) of the Code. For purposes of this Plan, a Participant's employment shall be deemed to have been terminated as a result of permanent disability in the event the Participant suffers a physical illness, injury or other impairment in respect to which the Participant is entitled to receive benefits under the long-term disability plan maintained by the Company.

     5.5 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, the Committee, in its sole discretion, is empowered to accelerate the payment of Deferred Amounts, without a prepayment penalty, to a Participant for any reason the Committee may determine to be appropriate. Neither the Company nor the Committee shall have any obligation to make any such acceleration for any reason whatsoever.



                                  ARTICLE VI

                                Administration


     6.1 Committee. The Plan shall be administered and interpreted by the Compensation Committee appointed from time to time by the Board of Directors of the Company (the "Committee"). The Committee shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board of Directors of the Company, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns. Any actions to be taken by the Committee will require the consent of a majority of the Committee members.

     6.2 Liability. No member of the Board of Directors of the Company, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for anything done or omitted to be done by such person. The Company will fully indemnify and hold the members of the Committee harmless from any liability hereunder, except in circumstances involving his or her bad faith, gross negligence or fraud. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.



                                  ARTICLE VII

                                 Miscellaneous


     7.1 Amendment or Termination. Notwithstanding any other provision of this Plan, the Board of Directors of the Company may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any Deferred Amount credited to him or her for any calendar year or Short Year ended prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, upon any termination of this Plan, the Board of Directors of the Company may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan without a prepayment penalty. The Plan shall remain in effect until terminated pursuant to this Section 7.1.

     7.2 Expenses. The Company will bear all expenses incurred by it in administering this Plan.

     7.3 Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, as well as from any other payments to be made by the Company to the Participant, any Federal, state or local taxes required by law to be withheld.

     7.4 No Obligation. Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate such employee at any time for any reason whatsoever or for no reason, nor shall this Plan create a contract of employment.

     7.5. Designation of Beneficiary. In the event of the death of a Participant, the amount payable under Section 5.1 hereof shall, unless the Participant shall designate to the contrary as provided below, thereafter be made to such person or persons who, as of the date payment is to be made under this Plan, would receive distribution of the Participant's account balance, if any, under the terms of the Meredith Savings and Investment Plan. Notwithstanding the preceding sentence, a Participant may specifically designate the person or persons (who may be designated successively or contingently) to receive payments under this Plan following the Participant's death by filing a written beneficiary designation with the Company during the Participant's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the Participant pursuant to written instruments filed with the Company during his or her lifetime.

     Beneficiaries designated by a Participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by a Participant, if all of the persons so designated die before a Participant on the occurrence of a contingency not contemplated in such beneficiary designation, then the amount payable under this Plan shall be paid to the person or persons determined in accordance with the first sentence of this Section 7.5.

     7.6  No Assignment; Resolution of Disputes.  Except as provided in Section
7.5 hereof, no right or interest in any Account or Deferred Amount under this Plan shall be assignable or transferable, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, obligation or liability of such Participant. In the event any conflicting demands are made upon the Company with respect to any payments due as a result of this Plan, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Company may pay to the Participant any and all amounts due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

     7.7 Applicable Law. This Plan and the obligations of the Company hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required. The Board of Directors of the Company may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board of Directors, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Internal Revenue Code of 1986, as amended, or any other laws or regulations of any Federal, state, or local government.

     7.8 Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the substantive laws of the State of Iowa (regardless of the law that might otherwise govern under applicable Iowa principles of conflict of laws).

     7.9 Construction. Wherever any words are used in this Plan in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

     7.10 Effective Date. This Plan was adopted by the Board of Directors of the Company on November 8, 1993.